UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2008

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Glenlake Parkway, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-418-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2008, Newell Rubbermaid Inc. (the "Company") filed a Current Report on Form 8-K stating that James J. Roberts had resigned as the Company’s Executive Group President, Office Products and Cleaning, Organization & Décor. The Company is filing this Form 8-K/A to update the Item 5.02 disclosure.

(e) On February 12, 2009, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with James J. Roberts, the Company’s former Executive Group President, Office Products and Cleaning, Organization & Decor. A copy of the Separation Agreement is attached to this Current Report on Form 8-K/A as Exhibit 10.1 and incorporated herein by reference.

The material terms of the Separation Agreement are as follows:

(i) base salary continuation for 15 months or until Mr. Roberts finds alternative employment whichever comes first (such salary continuation period may be extended up to an additional 4 weeks); (ii) in the event Mr. Roberts finds alternative employment prior to September 30, 2009, a lump sum payment equal to 50% of the value remaining with respect to the 15 month salary continuation period; (iii) continued coverage under the Company’s health and dental programs during the salary continuation period, at active employee rates; (iv) his vested stock options will remain exercisable through March 31, 2009; (v) retention of restricted stock award granted in February 2006; (vi) continued use of a Company leased vehicle for up to 15 months; (vii) reimbursement of 2008 tax preparation services; (viii) reimbursement of up to $25,000 in outplacement expenses; and (ix) an additional .25 years of credited service for purposes of determining the vested percentage of his SERP Cash Account under the Company's Deferred Compensation Plan.

Until March 31, 2010, Mr. Roberts is prohibited from competing in the US and Canada with the Company’s Office Products, Cleaning, Organization & Décor, and Tools & Hardware businesses. He is also prohibited from soliciting certain Company employees through December 31, 2010. In the event Mr. Roberts breaches his obligations under the Separation Agreement, the Company is entitled to stop his salary continuation payments and recover three months of salary continuation already paid to him and to obtain all other relief provided by law or equity. The Separation Agreement also contains a release of claims provision. Mr. Roberts has seven days in which to revoke his acceptance of the Separation Agreement. If he does not revoke his acceptance, the Separation Agreement shall become effective the day after the seven day revocation period.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Separation Agreement and General Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

February 17, 2009	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release